Exhibit 15

April 29, 2016

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549
Re:    JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-209681)
(No. 333-209682)

Registration Statements on Form S-8
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)

Commissioners:
We are aware that our report dated April 29, 2016 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of March 31, 2016 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and changes in cash flows for the three-month periods ended March 31, 2016 and 2015, included in the Firm's quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in its Registration Statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such Registration Statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

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